Exhibit 99.1

NEW CAPE BANK HAMMONTON BRANCH

OPENS FOR BUSINESS ON AUGUST 31, 2015

(HAMMONTON, NJ – AUGUST 31, 2015) – Strengthening its commitment to the community of Hammonton and the greater western Atlantic County region, Cape Bank opened its doors to its new Hammonton branch at 9 am on Monday, August 31, 2015.

Cape Bank purchased the branch, which is located at 12th Street & First Road, along with the associated deposits and loans, from Sun National Bank on August 28, 2015. Sun officially ceased to operate the branch at the close of business on Thursday, August 27, 2015. The branch formally opened as Cape Bank on Monday, August 31, 2015.

For the past year, Cape Bank has operated a Commercial Loan Office at 129 North White Horse Pike, Suite 1, in Hammonton. Cape Bank welcomes their new customers and the opportunity to offer a complete line of individual and commercial banking services to the community of Hammonton through its newest retail banking branch.

“Over the past four years, we have been working to redirect our focus towards western New Jersey to counter the perception that Cape Bank is just a ‘shore’ bank,” said Cape Bank President and CEO Michael Devlin. “The western New Jersey expansion, which included our purchase of Colonial Bank and its Cumberland and Gloucester County branches, will be further augmented by the purchase of the Sun National Bank branch in Hammonton.

“While we’ve had customers in the Hammonton market for many years, the opening of our Commercial Loan Office last year was another step in strengthening relations with businesses in the city of Hammonton and the surrounding region,” continued Devlin. “When Sun National Bank was willing to sell its Hammonton branch as a one-off, we moved quickly, recognizing the purchase as a way to not only better serve our commercial customers, but to build personal banking relationships in the community.”

Cape Bank offers a wide variety of personal and business banking services. As a community bank with a strong asset base, it can offer its customers the best of all worlds.

“From a commercial standpoint, Cape Bank views every customer and every business individually, and is open to doing business across all industries,” said Devlin. “We have the flexibility to do business loans up to $20 million and look at our commercial relationships on an individualized basis.

“While most people know us as a community bank that is committed to providing a local brand of personalized customer service, at Cape Bank, we have the resources and technology needed to deliver the same products and services as the major retail banks,” Devlin continued. “Whether it’s online or mobile banking, it’s available through Cape Bank.”

Devlin went on to point out that Cape Bank will extend its philosophy to be a great community partner and good corporate citizen to the Hammonton market. “Whether it’s through our Charitable Foundation, which gives hundreds of thousands of dollars each year to support our social services partners, or through the community advertising and in kind donations made by our Hammonton branch, Cape Bank will maintain a strong profile in the community,” said Devlin, who makes his home in Hammonton.

To contact Cape Bank’s Hammonton Branch, call 609-567-5880. Cape Bank’s Commercial Loan Office can be reached by calling 609-465-6500, ext. 3030. For general Cape Bank information call 800-858-BANK or visit www.capebanknj.com.

ABOUT CAPE BANK

Cape Bank is a full service institution providing a complete line of high-quality banking services to small and mid-sized businesses, professionals and individuals located in its primary markets of Atlantic, Cape May, Cumberland and Gloucester Counties, New Jersey. The bank offers a full menu of deposit and lending options designed to fit any need. The goal of Cape Bank is to develop strong customer relations, providing these services through their 22 branches, a broad array of e-banking solutions and through dedicated Commercial Loan Offices in Atlantic, Burlington, Cape May and Cumberland Counties, New Jersey, and Philadelphia and Radnor, Pennsylvania. For more information on Cape Bank, call 800-858-BANK or visit www.capebanknj.com.

FORWARD LOOKING STATEMENTS

This press release discusses primarily historical information. However, certain statements contained herein are "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward looking statements may be identified by reference to a future period or periods, or by the use of forward looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. Forward looking statements are subject to numerous risks, as described in our SEC filings, and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operated, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake, and specifically declines, any obligation to publicly release the results of any revisions, which may be made to any forward looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.